Exhibit 99.1

FOR IMMEDIATE RELEASE

BankFinancial Corporation to Host Conference Call and Webcast on February 24, 2009

Burr Ridge, Illinois – (February 20, 2009) BankFinancial Corporation (Nasdaq – BFIN) will review fourth quarter and full year 2008 results in a conference call and webcast for stockholders and analysts on Tuesday, February 24, 2009 at 9:30 a.m. Central Standard Time (CST).

The conference call may be accessed by calling (866) 314-5232 and using participant passcode 43348772. The conference call will be simultaneously webcast at www.bankfinancial.com, “Stockholder Information” page. For those persons unable to participate in the conference call, the webcast will be archived through 5:00 p.m. CST March 10, 2009 on our website. Copies of BankFinancial Corporation’s Fourth Quarter 2008 Quarterly Financial and Statistical Supplement for the Latest Five Quarters and Annual Report on Form 10-K are scheduled to be available on our website, under the “Stockholder Information” section on February 23, 2009.

BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented bank providing financial services to individuals, families and businesses through 18 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At September 30, 2008, BankFinancial Corporation had total assets of $1.449 billion, total loans of $1.216 billion, total deposits of $1.046 billion and stockholders’ equity of $262 million. The company’s common stock trades on the Nasdaq Global Select Market under the symbol BFIN. Additional information may be found at the company’s web site, www.bankfinancial.com.

For Further Information Contact:
Shareholder, Analyst and Investor Inquiries:	Media Inquiries:
Elizabeth A. Doolan Senior Vice President – Finance BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams Executive Vice President – Marketing & Sales BankFinancial Corporation Telephone: 630-242-7234